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                 BlackRock Long-Term Municipal Advantage Trust
                              File No. 811-21835
    Item No. 77Q1(d) (Copies of All Constituent Instruments Referred to in
                          Sub-Item 77I) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of (i) the Statement of Preferences of Variable Rate Demand Preferred Shares and (ii) the Variable Rate Demand Preferred Shares Notice of Special Rate Period dated October 29, 2015 and filed with BlackRock Strategic Municipal Trust's books and records.